Exhibit 99.1

[GRAPHIC OMITTED]



Contact:  Rubenstein Associates

          Robert Solomon: (212) 843-8050




                Capital Trust Reports First Quarter 2005 Results
                ------------------------------------------------


NEW YORK, NY - May 4, 2005 - Capital Trust, Inc. (NYSE: CT) today reported first quarter 2005 net income of 60 cents per share (diluted), compared to 46 cents per share for the comparable period of the prior year.

"We are pleased to report operating results in line with our expectations. Balance sheet originations topped $200 million for the quarter and we issued our second CDO in March," said John Klopp, Capital Trust's CEO. "We also received our first incentive management fees from Fund II, reflecting the ongoing strength of our investment management business."

The Company will conduct a management conference call at 10:00 a.m. Eastern Time on May 5 to discuss first quarter 2005 results. Interested parties can access the call toll free by dialing (877) 707-9631. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on May 5 through midnight on May 19. The replay call number is (888) 214-9525.

Selected financial highlights are outlined below:


Balance Sheet
-------------

Total assets were $1.0 billion at March 31, 2005, a $123.0 million (14.0%) increase from $877.8 million at December 31, 2004. New loan originations, net of repayments, generally accounted for the first quarter increase in assets. During the three months ended March 31, 2005, the Company made 13 new loan and CMBS investments aggregating $206.1 million and received five loan satisfactions totaling $61.7 million and partial repayments on 30 assets totaling $21.4 million.





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Capital Trust
Page 2



Total interest bearing liabilities were $665.6 million at March 31, 2005, an increase of $122.6 million from December 31, 2004. In March, the Company issued its second issue of collateralized debt obligations issued by Capital Trust RE CDO 2005-1 and secured by $337.8 million of B Notes, Mezzanine Loans and CMBS from the balance sheet. The Company sold $298.9 million of floating rate investment grade CDOs with a weighted average coupon of LIBOR plus 0.49%, or LIBOR plus 0.70% including the amortization of all fees and expenses. The structure is non mark-to-market, non-recourse and provides for a five-year reinvestment period that allows the principal proceeds from repayments of the collateral assets to be reinvested in qualifying replacement assets. Capital Trust's wholly owned asset management subsidiary, CT Investment Management Co., LLC, is the collateral manager for the CDO.

CDO 2005-1 is a complimentary financing vehicle to the Company's first issue of CDOs issued in July of 2004 by Capital Trust RE CDO 2004-1. Each CDO transaction represents the most efficient form of debt financing available to the Company for the type of collateral that it is designed to finance. The combination of the two CDO financings enhances the returns on our core investment program, as well as allows the Company the ability to generate attractive risk adjusted returns on a broader spectrum of investment opportunities.

With the Company's second CDOs issuance, it has substantially restructured the manner in which it finances its business. Proceeds from the CDO 2005-1 financing were used to pay down outstanding borrowings on the Company's credit and repurchase facilities. As of March 31, 2005, the Company had no recourse borrowings and 83% of its debt is in the form of CDOs.

Based on GAAP shareholders' equity, book value per share was $20.78 at March 31, 2005, compared to $20.79 at December 31, 2004. Included in these calculations are 195,524 and 173,549 shares representing in-the-money options at March 31, 2005 and December 31, 2004, respectively, in addition to the shares outstanding.

The new loan originations in the first quarter, which were financed entirely with debt, resulted in an increase to the Company's debt-to-equity ratio from 1.7-to-1 at December 31, 2004 to 2.1-to-1 at March 31, 2005. At March 31, 2005,
the Company has approximately $115.9 million of liquidity to invest in new interest earning assets. As the Company continues to utilize existing liquidity to fund its investment activity, the debt-to-equity ratio will increase further.


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Capital Trust
Page 3



Investment Management
---------------------

The Company currently acts as investment manager for two private equity funds, CT Mezzanine Partners III, Inc. ("Fund III") and CT Mezzanine Partners II LP ("Fund II").

Fund III commenced its investment period in June of 2003 and through March 31, 2005 the Company had originated $966 million of new loans on behalf of Fund III, including $166 million of originations in the first quarter of 2005. Over the term, the Company will earn co-investment income, base management fees and, potentially, incentive management fees from Fund III. The Company earns base management fees calculated on the basis of committed equity capital during Fund III's investment period, which expires in June 2005, after which base management fees will be calculated on the basis of invested capital. At March 31, 2005, Fund III had $667.8 million of outstanding loans and investments and the Company had contributed $13.0 million (65.0%) of its total $20 million capital commitment.

Fund II ended its investment period in April 2003 and the Company will continue to manage the Fund II portfolio assets until they are repaid or otherwise liquidated in the ordinary course of business. At March 31, 2005, Fund II had $82.5 million of outstanding loans and investments remaining. The Company earns co-investment income, base management fees (calculated on the basis of invested capital) and incentive management fees from Fund II. As of December 31, 2004, 100% of the partners' capital had been returned and the preferred return had been achieved. When Fund II made its first distribution in 2005, a $12.4 million incentive management fee payment was made to the general partner (of which the Company is a 50% owner) and the Company received $6.2 million. As a result of the payment, the Company's co-investment in Fund II was reduced to $3.2 million as of March 31, 2005.

Operating Results
-----------------

For the quarter ended March 31, 2005, the Company reported total revenues of $22.2 million and net income of $9.2 million, representing basic earnings per share of 61 cents and diluted earnings per share of 60 cents. The calculation of basic earnings per share is based on 15.1 million weighted average shares outstanding, while diluted earnings per share is based on 15.3 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options and units. For the same period in 2004, the Company reported total revenues of $11.5 million and net income of $3.1 million (46 cents per share based on 6.7 million weighted average diluted shares outstanding). The increase in net income was primarily the result of an increase in net interest income and the receipt of incentive management fees from Fund II.

Interest income for the quarter increased by $6.7 million due to an increase in average interest earning assets from approximately $385.3 million for the three months ended March 31, 2004 to approximately $822.2 million for the three months ended March 31, 2005. Offsetting this increase in average assets was a reduction in the average interest rate earned on assets, from 9.4% for the three months ended March 31, 2004 to 7.6% for the three months ended March 31, 2005. The decrease in rates was due to a


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Capital Trust
Page 4



change in the mix of the Company's investment portfolio to include a greater proportion of lower risk B Notes in 2005 (which generally carry lower interest rates than mezzanine loans) and a general decrease in spreads obtained on newly originated investments, partially offset by a higher average LIBOR rate (2.6% for the three months ended March 31, 2005 vs. 1.1% for the three months ended March 31, 2004).

Interest and related expenses on secured debt increased by $3.1 million for the three months ended March 31, 2005 when compared to the same period in 2004 due to a higher level of average outstanding interest-bearing liabilities ($546.2 million for the three months ended March 31, 2005 vs. $218.8 million for the three months ended March 31, 2004) offset by a decrease in the average rate paid on those liabilities from 4.8% to 4.2%. The decrease in the average rate is substantially due to the use of CDOs to finance a large portion of the portfolio at lower rates than obtained under previous borrowings, partially offset by the increase in average LIBOR.

Prior to September 29, 2004, the Company also utilized the convertible junior subordinated debentures to finance our interest-earning assets. During the three months ended March 31, 2004, we recognized $2.4 million of expenses related to the $92.4 million of convertible junior subordinated debentures. No expense was recorded for the three months ended March 31, 2005 as the liability was extinguished in 2004 upon the conversion of one half of the principal amount due on the debentures into common stock on July 28, 2004 and the conversion of the remaining amount into common stock on September 29, 2004.

Other revenues increased by $4.0 million from $2.5 million for the three months ended March 31, 2004 to $6.5 million for the three months ended March 31, 2005. The increase is primarily due to the receipt of incentive management fees from Fund II of $6.2 million during the first quarter of 2005. In connection with this receipt, the general partner of Fund II expensed costs capitalized in the formation of Fund II which decreased CT's equity investment, and the Company recorded the effects of the preferred distribution on its co-investments in Fund II as a reduction in its equity investment and expensed the payment to employees of 25% of the related incentive management fees, reducing the contribution to net income by approximately $3.4 million. Further reducing the contribution to net income was the recording of $1.7 million of income tax expense related to the receipt of incentive management fees. The net effect of the receipt of the incentive management fee was a $1.1 million increase in net income. Also during the quarter, management fees and co-investment income from Fund II decreased due to lower levels of investment in 2005 as the fund winds down.

General and administrative expenses increased $2.8 million to $5.8 million for the three months ended March 31, 2005 from $3.0 million for the three months ended March 31, 2004. The increase in general and administrative expenses was primarily due to the allocation of Fund II incentive management fees for payment to employees (representing 25% of the total received, or $1.6 million as discussed in the previous paragraph), increases in non-cash employee compensation expense from restricted stock grants, and additional expenses related to the services provided under the contract with Global Realty Outsourcing, Inc. which began in April 2004.

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Capital Trust
Page 5



Dividends
---------

On March 21, 2005, the Company's Board of Directors declared a first quarter 2005 cash dividend of 55 cents per share of class A common stock, an increase of five cents per share from the 50 cents declared in the previous quarter. The cash dividend was paid on April 15, 2005 to stockholders of record on March 31, 2005.

Forward-Looking Statements
--------------------------

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Capital Trust, Inc. is a finance and investment management company that specializes in credit-sensitive structured financial products. To date, the Company's investment activities have focused primarily on the U.S. commercial real estate subordinate debt markets. Capital Trust executes its business both as a balance sheet investor and as an investment manager through its CT Mezzanine Partners family of funds. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol "CT." The company is headquartered in New York City.


Tables to follow


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                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                      March 31, 2005 and December 31, 2004
                                 (in thousands)


                                                                                           March 31,                December 31,
                                                                                             2005                       2004
                                                                                      --------------------      --------------------
                                                                                          (unaudited)                (audited)


                                         Assets

  Cash and cash equivalents                                                             $       22,248            $       24,583
  Restricted cash                                                                                8,830                       611
  Commercial mortgage-backed securities available-for-sale, at fair value                      244,214                   247,765
  Loans receivable                                                                             680,028                   556,164
  Equity investment in CT Mezzanine Partners II LP ("Fund II"), CT MP II
     LLC ("Fund II GP") and CT Mezzanine Partners III, Inc. ("Fund III")
     (together "Funds")                                                                         20,983                    21,376
  Deposits and other receivables                                                                   713                    10,282
  Accrued interest receivable                                                                    5,123                     4,029
  Interest rate hedge assets                                                                     3,232                       194
  Deferred income taxes                                                                          3,739                     5,623
  Prepaid and other assets                                                                      11,639                     7,139
                                                                                      --------------------      --------------------
Total assets                                                                            $    1,000,749            $      877,766
                                                                                      ====================      ====================




                      Liabilities and Shareholders' Equity

Liabilities:
  Accounts payable and accrued expenses                                                 $       16,656            $       17,388
  Credit facility                                                                                   --                    65,176
  Repurchase obligations                                                                       113,884                   225,091
  Collateralized debt obligations ("CDOs")                                                     551,691                   252,778
  Deferred origination fees and other revenue                                                      326                       836
                                                                                      --------------------      --------------------
Total liabilities                                                                              682,557                   561,269
                                                                                      --------------------      --------------------


Shareholders' equity:
  Class A common stock, $0.01 par value,  100,000 shares authorized,  14,793 and
     14,769 shares issued and outstanding at March 31, 2005 and
     December 31, 2004, respectively ("class A common stock")                                     148                       148
  Restricted class A common stock, $0.01 par value, 325 and 283 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively
     ("restricted class A common stock" and together with class A common stock,
     "common stock")                                                                                3                         3
  Additional paid-in capital                                                                  322,648                   321,937
  Accumulated other comprehensive gain                                                          3,964                     3,815
  Accumulated deficit                                                                          (8,571)                   (9,406)
                                                                                      --------------------      --------------------
Total shareholders' equity                                                                    318,192                   316,497
                                                                                      --------------------      --------------------

Total liabilities and shareholders' equity                                             $    1,000,749            $      877,766
                                                                                      ====================      ====================


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                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
                   Three Months Ended March 31, 2005 and 2004
                      (in thousands, except per share data)
                                   (unaudited)


                                                                                             2005                     2004
                                                                                      ------------------      -------------------
Income from loans and other investments:
   Interest and related income                                                          $       15,696          $        9,018
   Less:  Interest and related expenses on credit facilities, term redeemable securities contract and repurchase
    obligations                                                                                  5,752                   2,636
   Less:  Interest and related expenses on step up convertible
    junior subordinated debentures                                                                --                     2,433
                                                                                      ------------------      -------------------
     Income from loans and other investments, net                                                9,944                   3,949
                                                                                      ------------------      -------------------

Other revenues:
   Management and advisory fees from Funds                                                       7,904                   2,084
   Income/(loss) from equity investments in Funds                                               (1,422)                    394
   Other interest income                                                                            25                       8
                                                                                      ------------------      -------------------
     Total other revenues                                                                        6,507                   2,486
                                                                                      ------------------      -------------------

 Other expenses:
   General and administrative                                                                    5,755                   2,968
   Depreciation and amortization                                                                   279                     274
                                                                                      ------------------      -------------------
     Total other expenses                                                                        6,034                   3,242
                                                                                      ------------------      -------------------

 Income before income taxes                                                                     10,417                   3,193
   Provision for income taxes                                                                    1,267                     141
                                                                                      ------------------      -------------------

Net income allocable to common stock                                                    $        9,150          $        3,052
                                                                                      ==================      ===================

Per share information:
   Net earnings per share of common stock
     Basic                                                                              $         0.61          $         0.46
                                                                                      ==================      ===================
     Diluted                                                                            $         0.60          $         0.46
                                                                                      ==================      ===================

   Weighted average shares of common stock outstanding
     Basic                                                                                  15,087,753               6,583,412
                                                                                      ==================      ===================
     Diluted                                                                                15,320,451               6,730,074
                                                                                      ==================      ===================

   Dividends declared per share of common stock                                         $         0.55          $         0.45
                                                                                      ==================      ===================



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